EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form F-3 (no. 333-227883 and no 333-229562) of our report dated April 2, 2018 relating to the consolidated financial statements of ElectraMeccanica Vehicles Corp. for the year ended December 31, 2017 which report appears in the December 2019 annual report on Form 20-F of ElectraMeccanica Vehicles Corp.

/s/ DMCL

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Professional Accountants

Vancouver, Canada

March 25, 2020